CERTIFICATE OF AMENDMENT OF THE
 CERTIFICATE OF INCORPORATION OF
AMERICAN POST TENSION, INC.
a Delaware Corporation

    American Post Tension, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

    DOES HEREBY CERTIFY:

    FIRST:  That the Certificate of Incorporation of the Corporation be amended by changing Article First to read as follows:

              FIRST:    The name of this Corporation is CROWN CITY PICTURES, INC.

    SECOND:  That said amendment was duly adopted in accordance with the provisions of the Delaware General Corporation Law.

   THIRD:  That the effective date of this Amendment shall be August 1, 2011

    IN WITNESS WHEREOF, the undersigned has executed this certificate on June 30, 2011 and certifies under penalty of perjury that he has read the foregoing and knows the contents thereof, and that the statements therein are true and correct of his own knowledge.

AMERICAN POST TENSION, INC.
June 30, 2011
	By:	/s/ Edward Hohman
Edward Hohman, Chief Executive Officer